Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302 (518) 377-3311 Fax: (518) 381-3668

Subsidiary:	Trustco Bank	Nasdaq -- TRST

Contact:	Robert Leonard Executive Vice President (518) 381-3693

FOR IMMEDIATE RELEASE:

Trustco Caps Year of Efficiency, Strength, and Value -
Reports Fourth Quarter 2024 Net Income of $11.3 Million; $48.8 Million for the Year

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for the fourth quarter 2024:
■	Net income of $11.3 million versus $9.8 million for the fourth quarter 2023
■	Net interest income of $38.9 million, up from $38.6 million compared to the fourth quarter 2023
■	Return on average assets (ROAA) of 0.73% versus 0.64% for the fourth quarter 2023
■	Return on average equity (ROAE) of 6.70% versus 6.21% for the fourth quarter 2023

•	Capital continues to grow:
o	Consolidated equity to assets increased 3.6% to 10.84% as of December 31, 2024 from 10.46% as of December 31, 2023
o	Book value per share as of December 31, 2024 was $35.56, up from $33.92 as of December 31, 2023

•	Average Loan and Deposit portfolios continue to grow:
o	On average, total loans were up $104.9 million or 2.1% for the fourth quarter 2024 compared to the fourth quarter 2023
o	On average, total deposits were up $31.7 million or 0.6% for the fourth quarter 2024 compared to the fourth quarter 2023

Glenville, New York – January 21, 2025

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced fourth quarter 2024 net income of $11.3 million or $0.59 diluted earnings per share, compared to net income of $9.8 million or $0.52 diluted earnings per share for the fourth quarter 2023; and net income of $48.8 million or $2.57 diluted earnings per share for the full year 2024, compared to net income of $58.6 million or $3.08 diluted earnings per share for the full year 2023.  Average loans increased $104.9 million or 2.1% for the fourth quarter 2024 over the same period in 2023.  TrustCo continued to increase the balances of home equity lines of credit (HECLs) outstanding through an aggressive campaign to encourage existing customers to utilize their HECLs in place of higher rate loan products.  The objective is to meet customer needs and encourage increased utilization through existing HECLs.

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Overview

Chairman, President, and CEO, Robert J. McCormick said “The story of Trustco Bank for 2024 is one of efficiency, strength, and shareholder value.  For the year, we controlled costs, resisted the temptation to chase deposits with rate, improved our already strong capital position, and delivered a meaningful return to our owners in the form of dividends and price appreciation.  Year over year, the Company’s quarterly net income, net interest income, return on average assets, and return on average equity all grew.  Likewise, credit quality remained impressive and, in classic Home Town Bank fashion, we leveraged customer relationships to create lending volume in the form of home equity loans.  We come into 2025 well-capitalized, liquid, and ready to lend.”

Details

Average loans were up $104.9 million, or 2.1%, in the fourth quarter 2024 over the same period in 2023.  Average residential loans and home equity lines of credit, our primary lending focus, were up $34.9 million, or 0.8%, and $61.0 million, or 17.9%, respectively, in the fourth quarter 2024 over the same period in 2023.  Average commercial loans also increased $11.7 million, or 4.3%, in the fourth quarter 2024 over the same period in 2023.  Average deposits were up $31.7 million, or 0.6%, for the fourth quarter 2024 over the same period in 2023 primarily as a result of an increase in time deposits. We believe the increase in time deposits compared to the same period in 2023 continues to reflect the desire of customers to have additional funds in the safety and security offered by TrustCo’s long history of conservative banking, while earning a competitive interest rate.  As we move forward, the objective is to encourage customers to retain these additional funds in the expanded product offerings of Trustco Bank (the “Bank”) through aggressive marketing and product differentiation.

Net interest income was $38.9 million for the fourth quarter 2024, an increase of $296 thousand, or 0.8%, compared to the fourth quarter of 2023, driven by loan growth at higher interest rates, partially offset by lower investment interest income and a decrease in interest on federal funds sold and other short-term investments.  The net interest margin for the fourth quarter 2024 was 2.15%, down 6 basis points from 2.21% in the fourth quarter of 2023.  The yield on interest earnings assets increased to 4.12%, up 1 basis point from 4.11% in the third quarter of 2024, and up 19 basis points from 3.93% in the fourth quarter of 2023.  The cost of interest bearing liabilities increased to 1.97% in the fourth quarter 2024, up only 3 basis points from 1.94% in the third quarter of 2024, and up from 1.72% in the fourth quarter 2023.  The Federal Reserve’s decision in upcoming meetings will have an effect on the Bank’s ability to continue to manage deposit costs. Further reductions should help margin expansion in future quarters.  Non-interest expense decreased $666 thousand over the fourth quarter of 2023, consistent with the decline in FTE’s over the last year.

Asset quality remains strong and has been consistent over the past twelve months.  The Company recorded a provision for credit losses of $400 thousand in the fourth quarter of 2024, which is the result of a provision for credit losses on loans of $400 thousand.  The ratio of allowance for credit losses on loans to total loans was 0.99% and 0.97% as of December 31, 2024 and 2023, respectively.  The allowance for credit losses on loans was $50.2 million at December 31, 2024, compared to $48.6 million at December 31, 2023.  Nonperforming loans (NPLs) were $18.8 million at December 31, 2024, compared to $17.7 million at December 31, 2023.  NPLs were 0.37% and 0.35% of total loans at December 31, 2024 and 2023, respectively.  The coverage ratio, or allowance for credit losses on loans to NPLs, was 267.3% at December 31, 2024, compared to 275.0% at December 31, 2023.  Nonperforming assets (NPAs) were $21.0 million at December 31, 2024, compared to $21.9 million at September 30, 2024 and $17.9 million at December 31, 2023.

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At December 31, 2024, our equity to asset ratio was 10.84%, compared to 10.46% at December 31, 2023.  Book value per share at December 31, 2024 was $35.56, up 4.8% compared to $33.92 a year earlier.

A conference call to discuss fourth quarter 2024 results will be held at 9:00 a.m. Eastern Time on January 22, 2024.  Those wishing to participate in the call may dial toll-free for the United States at 1-833-470-1428, and for Canada at 1-833-950-0062, Access code 645488.  A replay of the call will be available for thirty days by dialing toll-free for the United States at 1-866-813-9403, Access code 619481.  The call will also be audio webcast at https://events.q4inc.com/attendee/773359679, and will be available for one year.

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.2 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 136 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2024.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

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Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future development, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our future performance, including our expectations regarding the effects of the economic environment on our financial results, our ability to retain customers and the amount of customers’ business, including deposit balances, with us, the impact of the Federal Reserve’s actions regarding interest rates, and the growth of loans and deposits throughout our branch network.  Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in such statements, and many of the risks and uncertainties are heightened by or may, in the future, be heightened by volatility in financial markets and macroeconomic or geopolitical concerns related to inflation, continued elevated interest rates and ongoing armed conflicts (including the Russia/Ukraine conflict and the conflict in Israel and surrounding areas). TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  future changes in interest rates; ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; our increasing commercial loan portfolio; the sufficiency of our allowance for credit losses on loans to cover actual loan losses; our ability to meet the cash flow requirements of our depositors or borrowers or meet our operating cash needs to fund corporate expansion and other activities; claims and litigation pertaining to fiduciary responsibility and lender liability; our dependency upon the services of the management team; our disclosure controls and procedures’ ability to prevent or detect errors or acts of fraud; the adequacy of our business continuity and disaster recovery plans; the effectiveness of our risk management framework; the impact of any expansion by us into new lines of business or new products and services; an increase in the prevalence of fraud and other financial crimes; the impact of severe weather events and climate change on us and the communities we serve, including societal responses to climate change; increasing scrutiny and evolving expectations from customers, regulators, investors, and other stakeholders with respect to our environmental, social and governance practices; the chance of a prolonged economic downturn, especially one affecting our geographic market area; instability in global economic conditions and geopolitical matters, as well as volatility in financial markets; the soundness of other financial institutions; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; fluctuations in the trust wealth management fees we receive as a result of investment performance; the impact of regulatory capital rules on our growth; changes in laws and regulations, including changes in cybersecurity or privacy regulations; restrictions on data collection and use; our compliance with the USA PATRIOT Act, Bank Secrecy Act, and other laws and regulations that could result in material fines or sanctions; changes in tax laws; limitations on our ability to pay dividends; TrustCo Realty Corp.’s ability to qualify as a real estate investment trust; changes in accounting standards; competition within our market areas; consumers and businesses’ use of non-banks to complete financial transactions; our reliance on third-party service providers; the impact of data breaches and cyber-attacks; the impact of a failure in or breach of our operational or security systems or infrastructure, or those of third parties; the impact of an unauthorized disclosure of sensitive or confidential client or customer information; the impact of interruptions in the effective operation of our computer systems; the adoption of artificial intelligence tools by us and/or our third-party vendors and service providers; the impact of anti-takeover provisions in our organizational documents; the impact of the manner in which we allocate capital; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings, including our upcoming annual report on Form 10-K for fiscal 2024. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)
	Three months ended
	12/31/2024		9/30/2024		12/31/2023
Summary of operations
Net interest income	$38,902		$38,671		$38,607
Provision for credit losses	400		500		1,350
Net gains on equity securities	-		23		-
Noninterest income, excluding net gains on equity securities	4,409		4,908		4,474
Noninterest expense	28,165		26,200		28,831
Net income	11,281		12,875		9,848

Per share
Net income per share:
- Basic	$0.59		$0.68		$0.52
- Diluted	0.59		0.68		0.52
Cash dividends	0.36		0.36		0.36
Book value at period end	35.56		35.19		33.92
Market price at period end	33.31		33.07		31.05

At period end
Full time equivalent employees	737		735		750
Full service banking offices	136		138		140

Performance ratios
Return on average assets	0.73%		0.84%		0.64%
Return on average equity	6.70		7.74		6.21
Efficiency ratio (1)	65.03		60.09		66.92
Adjusted Efficiency ratio (1)	63.93		59.65		60.16
Net interest spread	2.15		2.17		2.21
Net interest margin	2.60		2.61		2.60
Dividend payout ratio	60.70		53.16		69.54

Capital ratios at period end
Consolidated equity to assets	10.84%		10.95%		10.46%
Consolidated tangible equity to tangible assets (1)	10.83%		10.94%		10.45%

Asset quality analysis at period end
Nonperforming loans to total loans	0.37%		0.38%		0.35%
Nonperforming assets to total assets	0.34		0.36		0.29
Allowance for credit losses on loans to total loans	0.99		0.99		0.97
Coverage ratio (2)	2.7	x	2.6	x	2.7	x

(1) Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.
(2) Calculated as allowance for credit losses on loans divided by total nonperforming loans.

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FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year Ended
	12/31/24	12/31/23
Summary of operations
Net interest income	$151,939	171,845
Provision for credit losses	2,000	1,250
Net gains on equity securities	1,383	-
Noninterest income, excluding net gains on equity securities	18,451	18,315
Noninterest expense	105,727	111,297
Net income	48,833	58,646

Per share
Net income per share:
- Basic	$2.57	3.08
- Diluted	2.57	3.08
Cash dividends	1.44	1.44
Book value at period end	35.56	33.92
Market price at period end	33.31	31.05

Performance ratios
Return on average assets	0.80%	0.97
Return on average equity	7.43	9.46
Efficiency ratio (1)	61.55	58.53
Adjusted Efficiency ratio (1)	61.60	56.72
Net interest spread	2.10	2.64
Net interest margin	2.54	2.91
Dividend payout ratio	56.09	46.71

(1) Non-GAAP Financial Measure, see Non-GAAP Financial Measures Reconciliation.

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Interest and dividend income:
Interest and fees on loans	$53,024	$52,112	$50,660	$49,804	$49,201
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	680	718	909	906	750
State and political subdivisions	-	-	1	-	1
Mortgage-backed securities and collateralized mortgage obligations - residential	1,418	1,397	1,451	1,494	1,533
Corporate bonds	358	361	362	476	477
Small Business Administration - guaranteed participation securities	84	90	94	100	102
Other securities	6	2	2	3	3
Total interest and dividends on securities available for sale	2,546	2,568	2,819	2,979	2,866

Interest on held to maturity securities:
obligations - residential	59	62	65	68	70
Total interest on held to maturity securities	59	62	65	68	70

Federal Home Loan Bank stock	152	153	147	152	149

Interest on federal funds sold and other short-term investments	6,128	6,174	6,894	6,750	6,354
Total interest income	61,909	61,069	60,585	59,753	58,640

Interest expense:
Interest on deposits:
Interest-bearing checking	397	311	288	240	165
Savings	719	770	675	712	707
Money market deposit accounts	2,024	2,154	2,228	2,342	2,500
Time deposits	19,680	18,969	19,400	19,677	16,460
Interest on short-term borrowings	187	194	206	204	201
Total interest expense	23,007	22,398	22,797	23,175	20,033

Net interest income	38,902	38,671	37,788	36,578	38,607

Less: Provision for credit losses	400	500	500	600	1,350
Net interest income after provision for credit losses	38,502	38,171	37,288	35,978	37,257

Noninterest income:
Trustco Financial Services income	1,778	2,044	1,609	1,816	1,612
Fees for services to customers	2,226	2,482	2,399	2,745	2,563
Net gains on equity securities	-	23	1,360	-	-
Other	405	382	283	282	299
Total noninterest income	4,409	4,931	5,651	4,843	4,474

Noninterest expenses:
Salaries and employee benefits	12,068	12,134	12,520	11,427	12,444
Net occupancy expense	4,563	4,271	4,375	4,611	4,209
Equipment expense	2,404	1,757	1,990	1,738	1,852
Professional services	1,782	1,863	1,570	1,460	1,561
Outsourced services	3,051	2,551	2,755	2,501	2,532
Advertising expense	590	339	466	408	384
FDIC and other insurance	1,113	1,112	797	1,094	1,085
Other real estate expense (income), net	476	204	16	74	(12)
Other	2,118	1,969	1,970	1,590	4,776
Total noninterest expenses	28,165	26,200	26,459	24,903	28,831

Income before taxes	14,746	16,902	16,480	15,918	12,900
Income taxes	3,465	4,027	3,929	3,792	3,052

Net income	$11,281	$12,875	$12,551	$12,126	$9,848

Net income per common share:
- Basic	$0.59	$0.68	$0.66	$0.64	$0.52

- Diluted	0.59	0.68	0.66	0.64	0.52

Average basic shares (in thousands)	19,015	19,010	19,022	19,024	19,024
Average diluted shares (in thousands)	19,045	19,036	19,033	19,032	19,026

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CONSOLIDATED STATEMENTS OF INCOME, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Year Ended
	12/31/24	12/31/23
Interest and dividend income:
Interest and fees on loans	$205,600	187,456
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	3,213	2,805
State and political subdivisions	1	2
Mortgage-backed securities and collateralized mortgage obligations - residential	5,760	6,146
Corporate bonds	1,557	1,987
Small Business Administration - guaranteed participation securities	368	437
Other securities	13	10
Total interest and dividends on securities available for sale	10,912	11,387

Interest on held to maturity securities:
Mortgage-backed securities-residential	254	296
Total interest on held to maturity securities	254	296

Federal Home Loan Bank stock	604	500

Interest on federal funds sold and other short-term investments	25,946	26,567
Total interest income	243,316	226,206

Interest expense:
Interest on deposits:
Interest-bearing checking	1,236	382
Savings	2,876	2,531
Money market deposit accounts	8,748	7,454
Time deposits	77,726	42,985
Interest on short-term borrowings	791	1,009
Total interest expense	91,377	54,361

Net interest income	151,939	171,845

Less: Provision for credit losses	2,000	1,250
Net interest income after provision for credit losses	149,939	170,595

Noninterest income:
Trustco Financial Services income	7,247	6,425
Fees for services to customers	9,852	10,648
Net gains on equity securities	1,383	-
Other	1,352	1,242
Total noninterest income	19,834	18,315

Noninterest expenses:
Salaries and employee benefits	48,149	51,242
Net occupancy expense	17,820	17,427
Equipment expense	7,889	7,610
Professional services	6,675	6,245
Outsourced services	10,858	10,039
Advertising expense	1,803	1,878
FDIC and other insurance	4,116	4,300
Other real estate expense, net	770	524
Other	7,647	12,032
Total noninterest expenses	105,727	111,297

Income before taxes	64,046	77,613
Income taxes	15,213	18,967

Net income	$48,833	58,646

Net income per common share:
- Basic	$2.57	3.08

- Diluted	2.57	3.08

Average basic shares (in thousands)	19,018	19,024
Average diluted shares (in thousands)	19,037	19,025

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
ASSETS:

Cash and due from banks	$47,364	$49,659	$42,193	$44,868	$49,274
Federal funds sold and other short term investments	594,448	473,306	493,920	564,815	528,730
Total cash and cash equivalents	641,812	522,965	536,113	609,683	578,004

Securities available for sale:
U. S. government sponsored enterprises	85,617	90,588	106,796	128,854	118,668
States and political subdivisions	18	26	26	26	26
Mortgage-backed securities and collateralized mortgage obligations - residential	213,128	222,841	218,311	227,078	237,677
Small Business Administration - guaranteed participation securities	14,141	15,171	15,592	16,260	17,186
Corporate bonds	44,581	54,327	53,764	53,341	78,052
Other securities	700	701	688	682	680
Total securities available for sale	358,185	383,654	395,177	426,241	452,289

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	5,365	5,636	5,921	6,206	6,458
Total held to maturity securities	5,365	5,636	5,921	6,206	6,458

Federal Reserve Bank and Federal Home Loan Bank stock	6,507	6,507	6,507	6,203	6,203

Loans:
Commercial	286,857	280,261	282,441	279,092	273,515
Residential mortgage loans	4,388,302	4,382,674	4,370,640	4,354,369	4,365,063
Home equity line of credit	409,261	393,418	370,063	355,879	347,415
Installment loans	13,638	14,503	15,168	16,166	16,886
Loans, net of deferred net costs	5,098,058	5,070,856	5,038,312	5,005,506	5,002,879

Less: Allowance for credit losses on loans	50,248	49,950	49,772	49,220	48,578
Net loans	5,047,810	5,020,906	4,988,540	4,956,286	4,954,301

Bank premises and equipment, net	33,782	33,324	33,466	33,423	34,007
Operating lease right-of-use assets	36,627	37,958	38,376	39,647	40,542
Other assets	108,656	98,730	102,544	101,881	96,387

Total assets	$6,238,744	$6,109,680	$6,106,644	$6,179,570	$6,168,191

LIABILITIES:
Deposits:
Demand	$762,101	$753,878	$745,227	$742,997	$754,532
Interest-bearing checking	1,027,540	988,527	1,029,606	1,020,136	1,015,213
Savings accounts	1,086,534	1,092,038	1,144,427	1,155,517	1,179,241
Money market deposit accounts	465,049	477,113	517,445	532,611	565,767
Time deposits	2,049,759	1,952,635	1,840,262	1,903,908	1,836,024
Total deposits	5,390,983	5,264,191	5,276,967	5,355,169	5,350,777

Short-term borrowings	84,781	91,450	89,720	94,374	88,990
Operating lease liabilities	40,159	41,469	42,026	43,438	44,471
Accrued expenses and other liabilities	46,478	43,549	42,763	37,399	38,668

Total liabilities	5,562,401	5,440,659	5,451,476	5,530,380	5,522,906

SHAREHOLDERS’ EQUITY:
Capital stock	20,097	20,058	20,058	20,058	20,058
Surplus	258,874	257,644	257,490	257,335	257,181
Undivided profits	446,503	442,079	436,048	430,346	425,069
Accumulated other comprehensive loss, net of tax	(3,861)	(6,600)	(14,268)	(14,763)	(13,237)
Treasury stock at cost	(45,270)	(44,160)	(44,160)	(43,786)	(43,786)

Total shareholders’ equity	676,343	669,021	655,168	649,190	645,285

Total liabilities and shareholders’ equity	$6,238,744	$6,109,680	$6,106,644	$6,179,570	$6,168,191

Outstanding shares (in thousands)	19,020	19,010	19,010	19,024	19,024

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NONPERFORMING ASSETS
(dollars in thousands)
(Unaudited)

12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$343	$466	$741	$532	$536
Real estate mortgage - 1 to 4 family	14,671	15,320	14,992	14,359	14,375
Installment	108	163	131	149	151
Total non-accrual loans	15,122	15,949	15,864	15,040	15,062
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	3
Total nonperforming loans	15,122	15,949	15,864	15,040	15,065
Other real estate owned	2,175	2,503	2,334	2,334	194
Total nonperforming assets	$17,297	$18,452	$18,198	$17,374	$15,259

Florida
Loans in nonaccrual status:
Commercial	$-	$314	$314	$314	$314
Real estate mortgage - 1 to 4 family	3,656	3,176	2,985	2,921	2,272
Installment	22	5	22	-	15
Total non-accrual loans	3,678	3,495	3,321	3,235	2,601
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	3,678	3,495	3,321	3,235	2,601
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$3,678	$3,495	$3,321	$3,235	$2,601

Total
Loans in nonaccrual status:
Commercial	$343	$780	$1,055	$846	$850
Real estate mortgage - 1 to 4 family	18,327	18,496	17,977	17,280	16,647
Installment	130	168	153	149	166
Total non-accrual loans	18,800	19,444	19,185	18,275	17,663
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	3
Total nonperforming loans	18,800	19,444	19,185	18,275	17,666
Other real estate owned	2,175	2,503	2,334	2,334	194
Total nonperforming assets	$20,975	$21,947	$21,519	$20,609	$17,860

Quarterly Net Chargeoffs (Recoveries)

New York and other states*
Commercial	$62	$65	$-	$-	$-
Real estate mortgage - 1 to 4 family	(316)	104	(74)	(78)	219
Installment	41	11	(2)	36	23
Total net (recoveries) chargeoffs	$(213)	$180	$(76)	$(42)	$242

Florida
Commercial	$314	$-	$-	$-	$-
Real estate mortgage - 1 to 4 family	-	-	17	-	-
Installment	1	42	7	-	6
Total net chargeoffs	$315	$42	$24	$-	$6

Total
Commercial	$376	$65	$-	$-	$-
Real estate mortgage - 1 to 4 family	(316)	104	(57)	(78)	219
Installment	42	53	5	36	29
Total net chargeoffs (recoveries)	$102	$222	$(52)	$(42)	$248

Asset Quality Ratios

Total nonperforming loans (1)	$18,800	$19,444	$19,185	$18,275	$17,666
Total nonperforming assets (1)	20,975	21,947	21,519	20,609	17,860
Total net chargeoffs (recoveries) (2)	102	222	(52)	(42)	248

Allowance for credit losses on loans (1)	50,248	49,950	49,772	49,220	48,578

Nonperforming loans to total loans	0.37%	0.38%	0.38%	0.37%	0.35%
Nonperforming assets to total assets	0.34%	0.36%	0.35%	0.33%	0.29%
Allowance for credit losses on loans to total loans	0.99%	0.99%	0.99%	0.98%	0.97%
Coverage ratio (1)	267.3%	256.9%	259.4%	269.3%	275.0%
Annualized net (recoveries) chargeoffs to average loans (2)	0.01%	0.02%	0.00%	0.00%	0.02%
Allowance for credit losses on loans to annualized net chargeoffs (2)	123.2	x	56.3	x	N/A	N/A	49.0	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)  At period-end
(2)  For the three-month period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)
	Three months ended December 31, 2024			Three months ended December 31, 2023

	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$88,125	$680	3.09%	$125,572	$750	2.39%
Mortgage backed securities and collateralized mortgage obligations - residential	238,771	1,418	2.36	267,341	1,533	2.28
State and political subdivisions	23	-	6.35	32	1	6.62
Corporate bonds	50,025	358	2.86	80,207	477	2.38
Small Business Administration - guaranteed participation securities	15,693	84	2.15	18,990	102	2.15
Other	700	6	3.43	689	3	1.74

Total securities available for sale	393,337	2,546	2.59	492,831	2,866	2.33

Federal funds sold and other short-term Investments	504,458	6,128	4.83	461,889	6,354	5.46

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	5,501	59	4.31	6,591	70	4.25

Total held to maturity securities	5,501	59	4.31	6,591	70	4.25

Federal Home Loan Bank stock	6,507	152	9.34	6,203	149	9.61

Commercial loans	285,303	3,869	5.42	273,622	3,589	5.25
Residential mortgage loans	4,388,567	42,486	3.87	4,353,660	40,009	3.68
Home equity lines of credit	401,636	6,422	6.36	340,670	5,338	6.22
Installment loans	13,741	247	7.14	16,359	265	6.44

Loans, net of unearned income	5,089,247	53,024	4.16	4,984,311	49,201	3.94

Total interest earning assets	5,999,050	$61,909	4.12	5,951,825	$58,640	3.93

Allowance for credit losses on loans	(50,342)			(47,458)
Cash & non-interest earning assets	190,341			169,791

Total assets	$6,139,049			$6,074,158

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$994,786	$397	0.16%	$1,004,744	$165	0.07%
Money market accounts	469,784	2,024	1.71	586,025	2,500	1.69
Savings	1,085,952	719	0.26	1,205,388	707	0.23
Time deposits	2,000,563	19,680	3.91	1,720,871	16,460	3.79

Total interest bearing deposits	4,551,085	22,820	1.99	4,517,028	19,832	1.74
Short-term borrowings	84,136	187	0.88	92,529	201	0.86

Total interest bearing liabilities	4,635,221	$23,007	1.97	4,609,557	$20,033	1.72

Demand deposits	751,747			754,078
Other liabilities	82,738			81,297
Shareholders’ equity	669,343			629,226

Total liabilities and shareholders’ equity	$6,139,049			$6,074,158

Net interest income		$38,902			$38,607

Net interest spread			2.15%			2.21%

Net interest margin (net interest income to total interest earning assets)			2.60%			2.60%

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL, Continued

(dollars in thousands)
(Unaudited)
	Year Ended			Year Ended
	December 31, 2024			December 31, 2023
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$105,729	3,213	3.04%	$121,574	2,805	2.31%
Mortgage backed securities and collateralized mortgage obligations - residential	247,466	5,760	2.33	275,565	6,146	2.23
State and political subdivisions	25	1	6.69	33	2	6.71
Corporate bonds	58,447	1,557	2.66	82,865	1,987	2.40
Small Business Administration - guaranteed participation securities	17,003	368	2.17	20,410	437	2.14
Other	698	13	1.86	686	10	1.46

Total securities available for sale	429,368	10,912	2.54	501,133	11,387	2.27

Federal funds sold and other short-term Investments	493,546	25,946	5.26	521,021	26,567	5.10

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	5,916	254	4.29	7,053	296	4.20

Total held to maturity securities	5,916	254	4.29	7,053	296	4.20

Federal Home Loan Bank stock	6,389	604	9.45	6,018	500	8.31

Commercial loans	280,566	15,101	5.38	255,666	13,306	5.20
Residential mortgage loans	4,370,582	165,533	3.79	4,290,241	154,235	3.60
Home equity lines of credit	374,841	23,944	6.39	313,914	18,936	6.03
Installment loans	14,926	1,022	6.85	15,345	979	6.38

Loans, net of unearned income	5,040,915	205,600	4.08	4,875,166	187,456	3.84

Total interest earning assets	5,976,134	243,316	4.07	5,910,391	226,206	3.83

Allowance for credit losses on loans	(49,648)			(46,971)
Cash & non-interest earning assets	188,748			172,641

Total assets	$6,115,234			$6,036,061

Liabilities and shareholders’ equity

Deposits:
Interest bearing checking accounts	$998,501	1,236	0.12%	$1,067,972	382	0.04%
Money market accounts	509,409	8,748	1.72	606,230	7,454	1.23
Savings	1,128,190	2,876	0.25	1,323,995	2,531	0.19
Time deposits	1,911,116	77,726	4.07	1,437,336	42,985	2.99

Total interest bearing deposits	4,547,216	90,586	1.99	4,435,533	53,352	1.20
Short-term borrowings	89,707	791	0.88	114,639	1,009	0.88

Total interest bearing liabilities	4,636,923	91,377	1.97	4,550,172	54,361	1.19

Demand deposits	738,816			784,021
Other liabilities	82,398			81,656
Shareholders’ equity	657,097			620,212

Total liabilities and shareholders’ equity	$6,115,234			$6,036,061

Net interest income		151,939			171,845

Net interest spread			2.10%			2.64%

Net interest margin (net interest income to total interest earning assets)			2.54%			2.91%

Page | 12

Non-GAAP Financial Measures Reconciliation

Tangible book value per share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible book value by excluding the balance of intangible assets from total shareholders’ equity divided by shares outstanding. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity exclusive of changes in intangible assets.

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from total shareholders’ equity and total assets, respectively.  We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end.  We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.  Additionally, we believe that this measure is important to many investors in the marketplace who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

Net interest income is commonly presented on a taxable equivalent basis. That is, to the extent that some component of the institution’s net interest income will be exempt from taxation (e.g., was received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added back to the net interest income total. Management considers this adjustment helpful to investors in comparing one financial institution’s net interest income (pre- tax) to that of another institution, as each will have a different proportion of tax-exempt items in their portfolios. Moreover, net interest income is itself a component of another financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest earning assets.  Additionally, management and many financial institutions also present net interest spread, which is the average yield on interest earning assets minus the average rate paid on interest bearing liabilities. For purposes of these measures as well, taxable equivalent net interest income is generally used by financial institutions, again to provide investors with a better basis of comparison from institution to institution. We calculate taxable equivalent net interest margin by dividing net interest income, adjusted to include the benefit of non-taxable interest income, by average interest earning assets.  We calculate taxable equivalent net interest spread as the difference between average yield on interest earning assets, adjusted to include the benefit of non-taxable interest income, and the average rate paid on interest bearing liabilities.

The efficiency ratio and adjusted efficiency ratio are non-GAAP measures of expense control relative to revenue from net interest income and non-interest fee income.  We calculate the efficiency ratio by dividing total non-interest expense by the sum of net interest income and total non-interest income.  We calculate the adjusted efficiency ratio by dividing total noninterest expenses as determined under GAAP, excluding other real estate expense, net, strategic branch closing costs, and a non-recurring expense related to the settlement of a class action lawsuit, by net interest income and total noninterest income as determined under GAAP, excluding gain/loss on the disposal of assets from strategic branch closures from this calculation and net gains on equity securities.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.  Additionally, we believe this measure is important to investors looking for a measure of efficiency in our productivity measured by the amount of revenue generated for each dollar spent.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible book value to shares outstanding, tangible equity as a percentage of tangible assets, and efficiency ratio to the most directly comparable GAAP measures is set forth below.  We have not presented a reconciliation of taxable equivalent net interest income, taxable equivalent net interest margin or taxable equivalent net interest spread to the most directly comparable GAAP measure, as there was no difference between the taxable equivalent measure and comparable GAAP measure for any period presented in this release.

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NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands)
(Unaudited)

	12/31/2024	9/30/2024	12/31/2023
Tangible Book Value Per Share

Equity (GAAP)	$676,343	$669,021	$645,285
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	$675,790	$668,468	$644,732

Shares outstanding	19,020	19,010	19,024
Tangible book value per share	35.53	35.16	33.89
Book value per share	35.56	35.19	33.92

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$6,238,744	$6,109,680	$6,168,191
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	$6,238,191	$6,109,127	$6,167,638

Tangible Equity to Tangible Assets (Non-GAAP)	10.83%	10.94%	10.45%
Equity to Assets (GAAP)	10.84%	10.95%	10.46%

		Three months ended				Year Ended
Efficiency and Adjusted Efficiency Ratios		12/31/2024	9/30/2024	6/30/2024	12/31/2023	12/31/2024	12/31/2023

Net interest income (GAAP)	A	$38,902	$38,671	$37,788	$38,607	$151,939	$171,845
Non-interest income (GAAP)	B	4,409	4,931	5,651	4,474	19,834	18,315
Add: Non-recurring loss	C	-	-	-	101	-	101
Less: Net gains on equity securities	D	-	23	1,360	-	1,383	-
Revenue used for efficiency ratio (Non-GAAP)	E	$43,311	$43,579	$42,079	$43,182	$170,390	$190,261

Total noninterest expense (GAAP)	F	$28,165	$26,200	$26,459	$28,831	$105,727	$111,297
Less: Branch closure expense	G	-	-	-	114	-	114
Less: Non-recurring expenses	H	-	-	-	2,750	-	2,750
Less: Other real estate expense (income), net	I	476	204	16	(12)	770	524
Expense used for efficiency ratio (Non-GAAP)	J	$27,689	$25,996	$26,443	$25,979	$104,957	$107,909

Efficiency Ratio	F/(A+B)	65.03%	60.09%	60.91%	66.92%	61.55%	58.53%
Adjusted Efficiency Ratio	J/E	63.93%	59.65%	62.84%	60.16%	61.60%	56.72%

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